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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 Current Report



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported) March 15, 2001


                               PEN HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)



       Tennessee                   333-60599                     62-0852576
    (State or other         (Commission File Number)           (IRS Employer
    jurisdiction of                                          Identification No.)
    incorporation)




             5110 Maryland Way, Suite 300 Brentwood, Tennessee 37027
            (Address of principal executive offices)         (Zip Code)



        Registrant's telephone number, including area code (615) 371-7300




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ITEM 5. OTHER EVENTS.

         On March 15, 2001, Pen Holdings, Inc. ("Pen Holdings") and certain of its subsidiaries entered into the Forbearance and Amendment No. 4 (the "Bank Forbearance Agreement") to the Amended and Restated Credit Agreement (the "Credit") between Pen Holdings, certain of its subsidiaries and Mellon Bank, N.A. ("Mellon") as agent under the Credit and for itself, CIBC, Inc., and AmSouth Bank (collectively, the "Banks") dated June 3, 1998, as amended. The Bank Forbearance Agreement was necessary as a result of the occurrence of certain potential defaults or events of default occurring under the Credit which arose as a result of the Supreme Court of Kentucky's decision not to review the lower state court's decision in The Elk Horn Coal Corporation v. Cheyenne Resources, Inc. (the "Cheyenne Litigation"). On February 26, 2001, Pen Holdings issued a Form 8-K, including an attached related press release, which more fully described the Supreme Court's decision against The Elk Horn Coal Corporation ("Elk Horn"), Pen Holdings' wholly owned subsidiary.

         Under the Bank Forbearance Agreement, the Banks have agreed to forbear from taking any action to accelerate the loans or dispose of or collect upon any collateral under the Credit or other ancillary documentation until April [16], 2001 (the "Forbearance Period") as a result of the known defaults or potential defaults under the Credit. The forbearance by the Banks will terminate before the end of the Forbearance Period if (i) Pen Holdings or certain of its subsidiaries fail to pay or perform any indebtedness, liability or obligation under the Bank Forbearance Agreement; (ii) there is a material adverse change in the condition of Pen Holdings or certain of its subsidiaries; (iii) additional defaults occur under the Credit; (iv) Pen Holdings or certain of its subsidiaries fail to adhere to certain restrictions imposed on their accounts with the Banks; (v) an event of default occurs under the Pen Holdings' 9 7/8% Senior Notes due 2008; or (vi) Pen Holdings or Travelers Casualty and Surety Company of America ("Travelers") breaches the Forbearance and Stand Still Agreement by and among Pen Holdings, the Banks and Travelers (the "Tri-Party Forbearance Agreement") dated as of March 15, 2001.

         Subject to the terms of the Credit and the satisfaction of certain conditions, the Banks have agreed to continue to make loans under the Credit during the term of the Bank Forbearance Agreement. The Banks have also provided that the loans under the Credit will carry the default rate of interest under the Credit. The Bank Forbearance Agreement has been filed as Exhibit 99.1 hereto.

         Pen Holdings, the Banks and Travelers have also entered into the Tri-Party Forbearance Agreement. Travelers is the administrator of the judgment bond issued by Reliance Insurance Company in connection with the Cheyenne Litigation. Because the Supreme Court of Kentucky's decision in the Cheyenne Litigation is final and non-appealable, the plaintiff in the Cheyenne Litigation is entitled to draw against the judgment bond in the amount of $14,500,000 on or after March 16, 2001 (the "Cheyenne Judgment").



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         In connection with the Banks agreeing to forbear from certain actions under the Credit during the Forbearance Period, Travelers and its affiliates have also agreed to forbear from taking action to demand payment, enforce any remedies or commence any proceedings or take any action to enforce any remedies (including foreclosure on the Cheyenne Judgment, commencement of any action against Pen Holdings or any other indemnitor of the obligations of Elk Horn to Travelers or cancellation or termination of any reclamation or other bonds or surety obligations of Travelers issued for the benefit of Pen Holdings or any of its subsidiaries or affiliates) against Elk Horn, Pen Holdings or any subsidiary or affiliate of Pen Holdings or any assets or properties of any of the foregoing, whether in connection with the judgment bond or any other obligation of any of the foregoing owing to Travelers or any subsidiary or affiliate of Travelers. Travelers is permitted, however, during the Forbearance Period to (i) present the $4,000,000 letter of credit issued by Mellon under the Credit to Mellon for payment; (ii) file or docket the Cheyenne Judgment of record wherever Elk Horn owns property or assets (provided that Travelers is prohibited from taking any action to enforce or foreclose upon the Cheyenne Judgment); or (iii) pursue its remedies or take enforcement actions if the Banks are no longer prohibited from doing the same under the Bank Forbearance Agreement. The Company believes that Travelers will file or docket the Cheyenne Judgment against Elk Horn which will result in a lien on certain of its assets. The Tri-Party Forbearance Agreement is attached hereto as Exhibit 99.2.

         The purpose of this forbearance period is to allow Pen Holdings additional time to attempt to implement a strategy that will remedy the events of default or potential defaults under the Credit and structure a resolution that is satisfactory to the Banks, Travelers and Pen Holdings' and its subsidiaries other creditors. Pen Holdings has engaged Houlihan, Lokey, Howard & Zukin to advise and assist it in connection with structuring such a resolution as well as accessing its strategic alternatives.


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The statements contained in this Form 8-K and Exhibits hereto that are not historical facts are "forward looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). Management cautions the reader that these forward-looking statements are only predictions. No assurance can be given that future results will be achieved; actual events or results may differ materially as a result of risks facing Pen Holdings and it subsidiaries. Such risks include those described under the caption "Risk Factors" in Pen Holdings' Form 10-K for the year ended December 31, 1999 filed with the Securities and Exchange Commission and risks relating to the ultimate remedies sought by the Banks, Travelers or Pen Holdings' and its subsidiaries' other creditors as a result of the events giving rise to the issuance of this Form 8-K. Such risks could cause actual results to vary materially from the future results indicted, expressed or implied, in such forward-looking statements.


ITEM 7. EXHIBITS.

Exhibit 99.1 - Bank Forbearance Agreement

Exhibit 99.2 - Tri-Party Forbearance Agreement


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 16, 2001                 PEN HOLDINGS, INC.


                                     By: /s/ Mark A. Oldham
                                        ------------------------------
                                        Name: Mark A. Oldham
                                        Title: Chief Financial Officer


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                                    Exhibits



Exhibit 99.1  -  Bank Forbearance Agreement

Exhibit 99.2  -  Tri-Party Forbearance Agreement